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       FIRST AMENDEMENT TO PURCHASE AND
SALE AGREEMENT

     This Agreement is made and entered
into this 11th day of July, 1996, by and between SUNDAY ESTATES, Inc., a Nevada
("Seller"), and EMERITUS CORPORATION, a
Washington corporation ("Purchaser").


RECITALS

     A.   Seller and Purchaser are parties to
       that Purchase and Sale Agreement dated
       July 9, 1996 (the "Purchase Agreement")
       with respect to the purchase and sale of that 116 unit assisted-living facility currently under construction by Seller in Las Vegas, Nevada and to be known as Concorde Senior Citizen Residence (the
       "Facility").

     B.   After the execution of the Purchase
       Agreement the Seller requested that
       certain amendments be made to the Purchase
       Agreement to which Purchaser had agreed.

     C.   The Purchase Agreement provides that
       it may only be amended by written
       instrument signed by the parties thereto.

     D.   Seller and Purchase are desirous of
       documenting the terms of said amendments.

     NOW, THEREFORE, in consideration of
the foregoing premises and the mutual
covenants of the parties set forth herein, IT IS HEREBY AGREED AS FOLLOWS:


AGREEMENT

1.   Section 2(a) is hereby deleted in its
  entirety and the following inserted
  instead:

     a.  Two Hundred Fifty Thousand and
no/100 Dollars ($250,000) on execution of this Agreement (the "Earnest Money
Payment") shall be delivered by Purchaser to Fidelity National Title Insurance
Company, 6900 Westcliff, Suite 710, Las
Vegas, NV 89128 (the "Escrow Agent"). In the event the purchase and sale contemplated by this Agreement is consummated, then the Earnest Money will be credited against the Purchase Price at Closing. In the event the purchase and sale contemplated by this Agreement fails to occur, the Earnest Money shall be remitted to Seller or Purchaser, as appropriate, in accordance with the provisions of Paragraph 17 hereof. The
Escrow Agent shall be authorized, at
Purchaser's option, to invest the Earnest
Money in such manner as Purchaser may
direct with Seller's reasonable written
approval; provided, however, that the
Escrow Agent shall invest the Earnest
Money only in such manner as will allow
Escrow Agent to disperse the Earnest Money on two (2) days' notice; and provide, further, that the Escrow Agent shall be authorized to release the Earnest Money to Seller prior to closing upon Seller's delivery to Purchase


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of security for the repayment thereof, in
the event Purchaser is entitled to the
return thereof in accordance with the
terms of this Agreement, which security
shall be in the form of a second lien on the Real Property evidenced by a Deed of Trust in form and substance reasonable acceptable to Purchaser. All interest or other earnings on the Earnest Money shall become part of the Earnest Money and shall be dispersed to the party who becomes entitled to the Earnest Money pursuant to the provisions of this Agreement;
provided, however, that in the event
Seller requests an early release of the
Earnest Money in accordance with the terms hereof and Seller is thereafter required by the terms of this Agreement to return the same to Purchaser, Seller shall be required to pay Purchaser interest thereon at the same rate of interest that Purchaser was earning or would have earned had the Earnest Money been held by Escrow
Agent;

2.   Section 2(c) is hereby deleted in its
  entirety and the following inserted
  instead:

     The balance by execution and delivery
at Closing of Purchaser's Promissory Note in the face amount of Six Million and no/100 Dollars ($6,000,000) which Note shall (i) be in form and substance acceptable to Purchaser and Seller, (ii) shall be due and payable in full 18 months after the Closing Date, (iii) shall bear no interest during the first six months of the term thereof, (iv) shall bear interest at the annual rate of 10% per annum during the second six month period, (v) shall bear interest at the rate of 11% per annum during the last six months of the term thereof, with interest only due and payable monthly during the said six month period and (vi) shall be secured by a first lien on the Seller's Assets, with the documents evidencing such lien to be in form and substance acceptable to Seller and Purchaser, provided, however, Seller shall have the right, subject to purchaser's consent, to place a first lien of the Seller's assets prior to Closing, to transfer title to the Seller's Assets to Purchase subject to said first lien and to enter into an All-inclusive Note and Deed of Trust with Purchaser which would "wrap" the obligations of Purchaser to Seller around the obligations of Seller to said lender, provided, however, that
Purchaser shall have no obligation to
consent thereto unless it is fully
satisfied with the terms of the underlying loan and lien documents and its loan and lien documents with Seller and, in particular, with the protections afforded to Purchaser thereunder to ensure that it will be provided with notice of and an opportunity to cure a default by Seller with respect to the underlying loan and that such cure rights may be exercised by Purchaser without any additional cost to Purchaser under the terms hereof.

3.   Section 3 is hereby deleted in its
  entirely and the following inserted
  instead:

     The closing of the purchase and sale
under this Agreement (the "Closing") shall take place on or before September 1,1996
(provided all of the conditions to closing set forth in paragraphs 13 and 14 have been satisfied or waived) (the "Closing
Date"); provided, however, that either
Purchaser or Seller shall have the right on written notice to the other


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delivered on or prior to the Closing Date
to extend the Closing Date for a period of up to thirty (30) days. Closing shall occur at the offices of Escrow Agent or at such other place as Purchaser and Seller may mutually agree. Time is of the essence hereto.

4.   Section 17(a)(v) is hereby deleted in
  its entirety and the following inserted
  instead:

     If the Closing has not occurred by
October 1, 1996 (the "Outstanding Closing
Date"), unless extended by mutual
agreement of the parties; provided,
however, that in the event all of the
conditions to Closing provided for in
Paragraphs 13 and 14 have been satisfied or waived by the Outside Closing Date other than either the Purchaser's receipt of the License pursuant to Paragraph 13(i) or Seller's completion of the construction of the Facility pursuant to Paragraph
13(j), provided, (A) in the case of the
condition set forth in Paragraph 13(i),
Purchaser is diligently pursuing the
issuance of the License by the Nevada
State Division of Health or, (B) in the
case of the condition set forth in
Paragraph 13(j), seller is diligently
pursuing the completion of the
construction of the Facility and the delay in the completion thereof is due solely to either a delay in the issuance of any permits or licenses necessary to evidence the completion thereof or the design modifications requested by the Purchaser as reflected in Exhibit G, the Outside
Closing Date shall automatically be
extended for such additional period of
time as may be necessary to permit
Purchaser to secure the License and/or
Seller to complete construction of the
Facility; provided, further that in the
event Purchaser has not secured the
License by December 1, 1996 and/or Seller has not completed construction of the Facility, this Agreement shall thereafter terminate in accordance with the terms hereof and the parties shall have no further rights or obligations hereunder other than Purchaser's right to the return of its Earnest Money.

5.  Except as specifically set forth
herein, the Purchase Agreement shall
remain in full force and effect as
originally executed by Seller and
Purchaser.

6.  This Agreement may be executed in
counterparts, each of which shall be
deemed to be an original, but all of which taken together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF,  the parties
hereby execute this Agreement as of the
day and year first set forth above.

SELLER:
SUNDAY ESTATES, INC.


By: /s/ James Jariv

---------------------------

James Jariv

---------------------------

Its:       Vice President

---------------------------


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PURCHASER:
EMERITUS CORPORATION


By:  /s/ Raymond R. Brandstom

---------------------------------

Raymond R. Brandstrom

---------------------------------

Its:  President

---------------------------------